Exhibit 99.1

Freescale Semiconductor Announces Second Quarter 2012 Results

AUSTIN, Texas--(BUSINESS WIRE)--July 19, 2012--Freescale Semiconductor, Ltd. (NYSE:FSL) today announced financial results for the second quarter ended June 29, 2012. Highlights include:

GAAP Results

  Net sales of $1.03 billion
  Gross margin of 42.8%
  Operating earnings of $112 million
  Loss per share of $.14

Non-GAAP Results*

  Adjusted operating earnings of $136 million
  Adjusted net earnings per share of $.07

“Second quarter results showed sequential improvement, with eight percent sales growth and contribution from our automotive, networking, consumer and industrial businesses,” said Gregg Lowe, president and CEO. “We also improved gross margin and added to our cash balance in the quarter.”

Second Quarter Highlights

Net sales for the second quarter of 2012 were $1.03 billion, compared to $950 million in the first quarter of 2012 and $1.22 billion in the second quarter of last year.

Income from operations for the three months ended June 29, 2012 was $112 million, compared to $168 million in the first quarter of 2012 and $31 million in the second quarter of 2011.

The net loss for the second quarter of 2012 was $34 million, or $.14 per share, compared to a loss of $9 million, or $.04 per share, in the first quarter of 2012 and a loss of $168 million, or $.79 per share, in the second quarter last year.

Adjusted operating earnings (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended June 29, 2012 were $136 million, compared to earnings of $119 million in the first quarter of 2012 and $216 million in the second quarter of 2011.

Adjusted net earnings (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended June 29, 2012 were $17 million, or $.07 per share, compared to a loss of $9 million, or $.04 per share, in the first quarter of 2012 and earnings of $70 million, or $.33 per share, in the second quarter of 2011.

Descriptions of EBITDA, Adjusted EBITDA, adjusted operating earnings (loss), adjusted net earnings (loss) and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Revenues

The company’s net sales figures for the second quarter were as follows:

  AISG (which includes our microcontroller, analog and sensor products) net sales were $568 million, compared to $527 million in the first quarter of 2012 and $634 million in the second quarter of 2011.
  NMSG (which includes our networking processors, applications processors and radio frequency products) net sales were $335 million, compared to $317 million in the first quarter of 2012 and $423 million in the second quarter of 2011.
  Cellular net sales were $50 million, compared to $66 million in the first quarter of 2012 and $122 million in the second quarter of 2011.
  Other net sales (which includes intellectual property and foundry revenue) were $76 million, compared to $40 million in the first quarter of 2012 and $44 million in the second quarter of 2011.

Other Financial Information

  Capital Expenditures were $35 million;
  Cash and Cash Equivalents were $881 million;
  EBITDA* was $192 million; and
  Adjusted EBITDA* for the latest twelve months ending June 29, 2012 was $1.02 billion

Third Quarter 2012 Outlook

For the third quarter of 2012, the company expects:

  Net sales to be between $955 million and $1.005 billion;
  Gross margins to decrease approximately 75 basis points on a sequential basis.

*(Adjusted for various items as indicated and defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release.)

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4:00 p.m. Central Daylight Time on July 19, 2012. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; geological conditions in some of the earthquake-prone countries where certain of our customers and suppliers are based; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability or personal injury claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance than GAAP measures alone. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in embedded processing solutions, providing industry leading products that are advancing the automotive, consumer, industrial and networking markets. From microprocessors and microcontrollers to sensors, analog integrated circuits and connectivity - our technologies are the foundation for the innovations that make our world greener, safer, healthier and more connected. Some of our key applications and end-markets include automotive safety, hybrid and all-electric vehicles, next generation wireless infrastructure, smart energy management, portable medical devices, consumer appliances and smart mobile devices.

The company is based in Austin, Texas, and has design, research and development, manufacturing and sales operations around the world. http://www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2012.

Freescale Semiconductor, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in millions)	June 29,	March 30,	July 1,
	2012	2012	2011

Net sales	$1,029	$950	$1,223
Cost of sales	589	548	706
Gross margin	440	402	517
Selling, general and administrative	116	102	137
Research and development	188	181	207
Amortization expense for acquired intangible assets	4	3	63
Reorganization of business and other	20	(52)	79
Operating earnings	112	168	31
Loss on extinguishment or modification of long-term debt, net	-	(28)	(42)
Other expense, net	(135)	(135)	(151)
(Loss) income before income taxes	(23)	5	(162)
Income tax expense	11	14	6
Net loss	$(34)	$(9)	$(168)

Loss per common share:
Basic	($0.14)	($0.04)	($0.79)
Diluted	($0.14)	($0.04)	($0.79)

Weighted average common shares outstanding:
Basic	248	247	213
Diluted	250	251	215

Freescale Semiconductor, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended
(in millions)	June 29,	March 30,	July 1,
	2012	2012	2011

Adjusted gross margin	$440	$402	$558
Incremental depreciation expense (a)	-	-	41
Gross margin	$440	$402	$517

Adjusted operating earnings	$136	$119	$216
Incremental depreciation expense (a)	-	-	43
Amortization expense for acquired intangible assets (a)	4	3	63
Reorganization of business and other (f)	20	(52)	79
Operating earnings	$112	$168	$31

Adjusted net earnings (loss)	$17	$(9)	$70
Purchase price accounting impact (a)	4	3	106
Non-cash share-based compensation expense (b)	10	9	6
Fair value adjustment on interest rate and commodity derivatives (c)	8	2	3
Deferred and non-current tax impact (d)	9	10	2
Loss on extinguishment or modification of long-term debt, net (e)	-	28	42
Reorganization of business and other (f)	20	(52)	79
Net loss	$(34)	$(9)	$(168)

Adjusted net earnings (loss) per common share:
Basic	$0.07	($0.04)	$0.33
Diluted	$0.07	($0.04)	$0.33

Weighted average common shares outstanding:
Basic	248	247	213
Diluted	250	251	215

Freescale Semiconductor, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended
	June 29,	March 30,	July 1,
	2012	2012	2011

Automotive, Industrial & Multi-Market Solutions (1)	$568	$527	$634
Networking & Multimedia Solutions (2)	335	317	423
Cellular (3)	50	66	122
Other (4)	76	40	44
	$1,029	$950	$1,223

(1) Automotive, Industrial & Multi-Market Solutions include our microcontroller portfolio for automotive, consumer and industrial applications, as well as Analog & Sensors products.

(2) Networking & Multimedia Solutions include our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. These technologies support Networking Systems, Digital Home Operation, Multimedia Applications and Radio Frequency products.

(3) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(4) Other includes licensing and sales of intellectual property, sales of wafers to other semiconductor companies and other miscellaneous items.

Freescale Semiconductor, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions)	June 29,	March 30,	July 1,
	2012	2012	2011
ASSETS
Cash and cash equivalents	$881	$760	$805
Restricted cash	-	-	887
Accounts receivable, net	444	434	473
Inventory, net	820	816	748
Other current assets	192	197	263
Total current assets	2,337	2,207	3,176

Property, plant and equipment, net	736	745	875
Intangible assets, net	82	85	188
Other assets, net	344	334	344
Total assets	$3,499	$3,371	$4,583

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current portion of long-term debt and capital lease obligations	$6	$6	$869
Accounts payable	369	346	405
Accrued liabilities and other	588	411	573
Total current liabilities	963	763	1,847

Long-term debt	6,578	6,579	6,593
Other liabilities	456	501	544

Shareholders' deficit	(4,498)	(4,472)	(4,401)
Total liabilities and shareholders' deficit	$3,499	$3,371	$4,583

Freescale Semiconductor, Ltd.
Cash Flow Summary
(Unaudited)

	Three months ended
(in millions)	June 29,	March 30,	July 1,
	2012	2012	2011

Cash flows from operations	$189	$63	$1

Cash flows from investing activities	$(57)	$(39)	$7

Cash flows from financing activities	$(2)	$(39)	$(245)

Effect of exchange rate change on cash and cash equivalents	$(9)	$3	$7

Freescale Semiconductor, Ltd.
EBITDA and Adjusted EBITDA Reconciliations
(Unaudited)

	Three Months Ended
(in millions)	June 29,	March 30,	July 1,
	2012	2012	2011

EBITDA excluding the effects of other items	$192	$183	$292
Fair value adjustment on interest rate and commodity derivatives (c)	8	2	3
Loss on extinguishment or modification of long-term debt, net (e)	-	28	42
Reorganization of business and other (f)	20	(52)	79
EBITDA	164	205	168
Depreciation	43	47	97
Amortization*	19	20	83
Interest expense, net	125	133	150
Income tax expense	11	14	6
Net loss	$(34)	$(9)	$(168)

	Twelve months ended June 29, 2012
(in millions)

Net loss	$(137)
Interest expense, net	522
Income tax expense	50
Depreciation and amortization expense*	457
Non-cash share-based compensation expense (b)	33
Fair value adjustment on interest rate and commodity derivatives (c)	7
Loss on extinguishment or modification of long-term debt, net (e)	83
Reorganization of business and other (f)	(120)
Cost savings (g)	92
Other terms (h)	28
Adjusted EBITDA	$1,015

*Excludes amortization of debt issuance costs, which are included in interest expense, net.

NOTES TO THE CONSOLIDATED FINANCIAL INFORMATION

Summary of Key Reconciling Items

(a) Includes the effects of purchase price accounting relating to our acquisition by a consortium of investors in 2006 and our acquisition of SigmaTel, Inc. in 2008, including, as applicable, depreciation expense associated with the property, plant and equipment step up to fair value and amortization expense for acquired intangible assets related to developed technology and tradenames/trademarks.

(b) Reflects non-cash, share-based compensation expense under the provisions of ASC Topic 718, "Compensation - Stock Compensation.”

(c) Reflects the change in fair value of our interest rate and commodity derivatives which are not designated as cash flow hedges under the provisions of ASC Topic 815, "Derivatives and Hedging.”

(d) Adjustments to reflect cash income tax expense.

(e) Reflects losses on extinguishments and modifications of our long-term debt, net.

(f) Reflects items related to our reorganization of business programs and other charges.

(g) Reflects costs savings that we expect to achieve from initiatives commenced prior to December 31, 2009 under our reorganization of business programs that are in process or have already been completed.

(h) Reflects adjustments required by our debt instruments, including business optimization expenses, relocation expenses and other items.

Note 1

Adjusted gross margin and adjusted operating earnings (loss) represent gross margin and operating earnings (loss) adjusted for the following as necessary: incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, and reorganization of businesses and other charges. Adjusted gross margin and adjusted operating earnings (loss) are not recognized terms under U.S. GAAP. Adjusted gross margin and adjusted operating earnings (loss) do not represent gross margin and operating earnings (loss), as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating earnings (loss) as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings (loss) because we use such information when evaluating gross margin and operating earnings (loss) to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures. A reconciliation of adjusted gross margin to gross margin and adjusted operating earnings (loss) to operating earnings (loss), the most directly comparable U.S. GAAP measures, has been included in the preceding tables.

Adjusted net earnings (loss) is net earnings (loss), adjusted for certain items that we believe are not indicative of the performance of our ongoing operations. We present adjusted net earnings (loss) as a supplemental performance measure. We believe adjusted net earnings (loss) is helpful to an understanding of our business and provides a means of evaluating our performance from period to period on a more consistent basis. This presentation should not be construed as an indication that similar items will not recur or that our future results will be unaffected by other items that we consider to be outside the ordinary course of our business. Because adjusted net earnings (loss) facilitates internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use adjusted net earnings (loss) for business planning purposes, in measuring our performance relative to that of our competitors and in evaluating the effectiveness of our operational strategies. Adjusted net earnings (loss) has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted net earnings (loss) only supplementally. A reconciliation of adjusted net earnings (loss) to net earnings (loss), the most directly comparable U.S. GAAP performance measure, has been included in the preceding tables.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of other items is a non-U.S. GAAP financial measure. We have included information concerning EBITDA excluding the effects of other items because we use such information to supplementally evaluate the underlying performance of the Company. EBITDA excluding the effects of other items does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Adjusted EBITDA as shown in the preceding tables is calculated in accordance with the agreement and indentures governing Freescale Semiconductor, Inc.’s existing notes and senior credit facilities. Adjusted EBITDA is net earnings (loss) adjusted for certain non-cash and other items that are included in net earnings (loss). The ability of our subsidiaries to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios under the indentures and the senior credit facilities based on Adjusted EBITDA calculated for the most recent four fiscal quarters. Accordingly, we believe it is useful to provide the calculation of Adjusted EBITDA to investors for purposes of determining our ability to engage in these activities. Adjusted EBITDA is a non-U.S. GAAP financial measure. Adjusted EBITDA does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Although Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our calculation of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The calculation of Adjusted EBITDA in the indentures and the senior credit facilities allows us to add back certain charges that are deducted in calculating net earnings (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. We do not report Adjusted EBITDA on a quarterly basis. In addition, the measure can be disproportionately affected by quarterly fluctuations in our operating results, and it may not be comparable to the measure for any subsequent quarter, four-quarter period or any complete fiscal year. A reconciliation of net earnings (loss), which is a U.S. GAAP measure of our operating results, to Adjusted EBITDA, calculated as described above, has been included in the preceding tables.

CONTACT:
Freescale Semiconductor, Ltd.
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Rob Hatley, 512-996-5134
robert.hatley@freescale.com